                                  Exhibit 12.1
                       RATIO OF EARNINGS TO FIXED CHARGES
           (Amounts in thousands of dollars, except ratio information)


                                                            NINE MONTHS ENDED
                                                              NOVEMBER 30,
                                                          --------------------
                                                            1996        1995
                                                          -------      -------
1        Loss

         Pre-tax loss                                     (23,705)     (20,808)

         Interest expense(1)                               11,448        9,217
                                                          -------      -------
                                                          (12,257)     (11,591)
                                                          =======      =======



2        Fixed Charges

         Interest expense(1)                               11,448        9,217
                                                          =======      =======



3        Ratio (1 divided by 2)                               N/A(A)      N/A(A)
                                                          =======      =======




(A) Earnings are inadequate to cover fixed charges. The amount of the deficiency is $23,705, and $20,808 for the nine months ended November 30, 1996 and 1995, respectively.


--------
1        Consists of interest on debt and imputed interest on capital leases.


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